EXHIBIT 10.2

OPTION GRANT NOTICE
UNDER THE
US FOODS HOLDING CORP. 2019 LONG-TERM INCENTIVE PLAN
(Time-Based Vesting Non-Qualified Stock Option Award)
US Foods Holding Corp. (the “Company”), pursuant to the US Foods Holding Corp. 2019 Long-Term Incentive Plan (the “Plan”), hereby grants to the Participant set forth below the number of Options (each Option representing the right to purchase one share of Common Stock) set forth below, at an Exercise Price per share as set forth below. The Options are subject to all of the terms and conditions as set forth herein, in the Option Agreement attached hereto, and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Participant:	[Insert Participant Name]
Date of Grant:	[Insert Grant Date]
Number of Options:	[Insert Number of Options]
Exercise Price:	[Insert Exercise Price]
Option Period Expiration Date:	[Insert Expiration Date]
Type of Option:	Non-qualified Stock Option
Vesting Schedule:

Provided that the Participant has not undergone a Termination at the time of each of the following dates:

•    One-third (⅓) of the Options (rounded down to the nearest whole share underlying such Option) will vest and become exercisable on the first (1st) anniversary of the Date of Grant;
•    One-third (⅓) of the Options (rounded down to the nearest whole share underlying such Option) will vest and become exercisable on the second (2nd) anniversary of the Date of Grant; and
•    The remaining unvested Options will vest and become exercisable on the third (3rd) anniversary of the Date of Grant;

provided, however, that the Options shall, upon the earliest to occur of the following circumstances:

(i)    fully vest and become exercisable immediately prior to a Change in Control if the Options would not otherwise be continued, converted, assumed, or replaced by the Company, a member of the Company Group or a successor entity thereto, or provided such other treatment as determined by the Committee;
(ii)    fully vest and become exercisable immediately upon the Participant’s Termination by the Service Recipient without Cause or by such Participant for Good Reason (as defined in the Option Agreement) within the eighteen (18)-month period immediately following a Change in Control to the extent the Options are continued, converted, assumed, or replaced by the Company, a member of the Company Group or a successor entity thereto;
(iii)    fully vest and become exercisable immediately upon the Participant’s Termination due to Disability or death; or
(iv)    continue to vest in accordance with the Vesting Schedule set forth above in the event of the Participant’s Termination due to Retirement (as defined in the Option Agreement), subject to the Participant’s continued compliance with the Option Agreement and any employment, service, non-competition, non-solicitation, restrictive covenant, confidentiality, intellectual property or similar agreement with the Company, a member of the Company Group or a successor entity thereto; provided, however, such Participant shall not be entitled to such vesting treatment in the event of the Participant’s Termination on or prior to the one-year anniversary of the Date of Grant.

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THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS OPTION GRANT NOTICE, THE OPTION AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF OPTIONS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS OPTION GRANT NOTICE, THE OPTION AGREEMENT AND THE PLAN.
US FOODS HOLDING CORP.             PARTICIPANT
By:    /s/ David Works
Name:    David Works
Title:     Executive Vice President,
Chief Human Resources Officer

OPTION AGREEMENT
UNDER THE
US FOODS HOLDING CORP. 2019 LONG-TERM INCENTIVE PLAN
Pursuant to the Option Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Option Agreement (this “Option Agreement”) and the US Foods Holding Corp. 2019 Long-Term Incentive Plan (the “Plan”), US Foods Holding Corp. (the “Company”) and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan or the Grant Notice.
1.Grant of Option. The Company hereby grants to the Participant the number of Options provided in the Grant Notice (with each Option representing the right to purchase one share of Common Stock), at an Exercise Price per share as provided in the Grant Notice.
2.    Vesting. Subject to the terms of this Option Agreement and the Plan, the Options shall vest as provided in the Grant Notice.
3.    Exercise of Options Following Termination. The Options shall be exercisable following the Participant’s Termination according to the following terms and conditions: (a) upon the Participant’s Termination by the Service Recipient for Cause, all outstanding Options (whether vested or unvested) granted to such Participant shall immediately terminate and expire; (b) upon the Participant’s Termination due to death or Disability, the Options shall remain exercisable for one (1) year thereafter (but in no event beyond the Option Period Expiration Date); (c) upon the Participant’s Termination due to Retirement, the Options shall remain exercisable until the earlier of (i) the five (5)-year anniversary of such Termination and (ii) the Option Period Expiration Date; and (d) upon the Participant’s Termination for any other reason, each outstanding unvested Option granted to such Participant shall immediately terminate and expire, and each outstanding vested Option shall remain exercisable for ninety (90) days thereafter (but in no event beyond the Option Period Expiration Date).
4.    Method of Exercising Options. The Options may be exercised by the delivery of notice of the number of Options that are being exercised accompanied by payment in full of the Exercise Price applicable to the Options so exercised. Such notice shall be delivered either (a) in writing to the Company at its principal office or at such other address as may be established by the Committee, to the attention of the Company Secretary, or (b) to a third-party plan administrator as may be arranged for by the Company or the Committee from time to time for purposes of the administration of outstanding Options under the Plan, in each case as communicated to the Participant by the Company from time to time. Payment of the aggregate Exercise Price may be made: (i) in cash, check, cash equivalent, and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual issuance of such shares to the Company); provided that such shares of Common Stock are not subject to any pledge or other security interest; (ii) if there is a public market for the shares of Common Stock at the time of exercise, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a

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stockbroker to sell the shares of Common Stock otherwise issuable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price; or (iii) a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise issuable in respect of the Option that is needed to pay the Exercise Price and any Federal, state, local, and non-U.S. income, employment, and any other applicable taxes required to be withheld.
5.    Issuance of Shares. Following the exercise of an Option hereunder, as promptly as practical after receipt of such notification and full payment of such Exercise Price and any required income or other tax withholding amount (as provided in Section 9 hereof), the Company shall issue or transfer, or cause such issue or transfer, to the Participant the number of shares with respect to which the Options have been so exercised, and shall either (a) deliver, or cause to be delivered, to the Participant a certificate or certificates therefor, registered in the Participant’s name, or (b) cause such shares to be credited to the Participant’s account at the third-party plan administrator.
6.    Definitions.
(a)    The term “Good Reason” as used in the Grant Notice or in this Option Agreement shall, in the case of any Participant who is party to an employment, service or similar agreement with the Company, any member of the Company Group or any successor entity thereto that contains a definition of “Good Reason”, mean and refer to the definition set forth in such agreement, and in the case of any other Participant, “Good Reason” shall mean: (A) a material diminution in the Participant’s base salary or annual bonus opportunity; (B) any material diminution in the Participant’s authority, duties or responsibilities; or (C) the relocation of the Participant’s principal work location by more than fifty (50) miles; provided that none of these events shall constitute Good Reason unless the Company fails to cure such event within thirty (30) days after receipt from the Participant of written notice of the event which constitutes Good Reason; provided, further, that “Good Reason” shall cease to exist for an event on the sixtieth (60th) day following the later of its occurrence or the Participant’s knowledge thereof, unless the Participant has given the Company written notice thereof prior to such date. Notwithstanding anything herein to the contrary, for purposes of the last proviso of the immediately foregoing sentence, a series of related events shall be deemed to have occurred on the date upon which the last event in such series of related events has occurred. In the event of the Participant’s Termination due to Good Reason, such Termination must occur within sixty (60) days following the expiration of the Company cure period described above.
(b)    Whenever the word “Participant” is used in this Option Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Options may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.
(c)    The term “Retirement” shall mean a Termination by the Participant, if on the date of such Termination, the Participant shall have attained age sixty (60) and a minimum of five (5) years of continuous service as an employee with the Company Group.
7.    Non-Transferability. The Options are not transferable by the Participant except to Permitted Transferees in accordance with Section 13(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the Options, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Options shall terminate and become of no further effect.
8.    Rights as Stockholder. The Participant or a Permitted Transferee of the Options shall have no rights as a stockholder with respect to any share of Common Stock covered by an Option until the Participant shall have become the holder of record or the beneficial owner of such Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof.
9.    Tax Withholding. The provisions of Section 13(d)(i) of the Plan are incorporated herein by reference and made a part hereof. The Participant shall satisfy such Participant’s withholding liability referred to in Section 13(d)(i) of the Plan by having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability, provided that the number of such shares may not have a Fair Market Value greater than the minimum required statutory withholding liability unless determined by the Committee not to result in adverse accounting consequences.

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10.    Notice. Every notice or other communication relating to this Option Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company Secretary, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.
11.    No Right to Continued Service. This Option Agreement does not confer upon the Participant any right to continue as an employee or service provider to the Service Recipient.
12.    Binding Effect. This Option Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.
13.    Protected Rights. Nothing contained in this Option Agreement or the Plan is intended to limit the Participant’s ability to (a) report possible violations of law or regulation to, or file a charge or complaint with, any Government Agency, (b) communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company, or (c) under applicable United States federal law to (i) disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law or (ii) disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.
14.    Waiver and Amendments. Except as otherwise set forth in Section 12 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Option Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.
15.    Governing Law. This Option Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Option Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Option Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.
16.    Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Option Agreement, the Plan shall govern and control.

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